EXHIBIT D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units In

Mellon Optima L/S Strategy Fund, LLC

Tendered Pursuant to the Offer to Purchase

Dated March 25, 2019

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY MELLON HEDGE ADVISORS LLC EITHER BY
MAIL OR BY EMAIL BY 12:00 MIDNIGHT, EASTERN TIME, ON
FRIDAY, APRIL 19, 2019, UNLESS THE
OFFER IS EXTENDED.

Complete This Notice Of Withdrawal And Mail Or Email To:

Mellon Optima L/S Strategy Fund, LLC

c/o Mellon Hedge Advisors LLC

One Boston Place

024-0071

Boston, MA 02108

Attn: Anthony J. Mastrocola

For additional information:

Phone: (877) 257-0004

Email: os00102@bnymellon.com

MELLON OPTIMA L/S STRATEGY FUND, LLC

You are responsible for confirming that this Notice is received by MHA. To assure good delivery, please send this page to MHA and not to your Portfolio Manager.

Ladies and Gentlemen:

Please withdraw the tender previously submitted by the undersigned in a Letter of Transmittal.

BNY Mellon Wealth Management Account # (if applicable): /    //    //    //    //    //    //    //     //    //    //    /

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:

Signature: Print Name of Investor: Joint Tenant Signature: (If joint tenants, both must sign.) Print Name of Joint Tenant:

____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor
Application)/Date ____________________________________________________________

____________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor

Application)/Date
___________________________________________________________

FOR OTHER INVESTORS:

Print Name of Investor: Signature: Print Name of Signatory and Title: Co-Signatory if necessary: Print Name and Title of Co-Signatory:

____________________________________________________________

____________________________________________________________
(Signature  of Owner(s) Exactly as Appeared on Investor

Application)/Date ____________________________________________________________

___________________________________________________________
(Signature of Owner(s) Exactly as Appeared on Investor

Application)/Date
___________________________________________________________